UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/5/2014

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 5, 2014, Cytec Industries Inc. (the “Company”) executed an underwriting agreement, dated November 5, 2014 (the “Underwriting Agreement”), among the Company, Citigroup Global Markets Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Exhibit A thereto, in connection with the issuance of $250 million aggregate principal amount of its 3.95% Senior Notes due 2025 in a registered public offering (the “Offering”). Upon issuance, the Notes will be registered by the Company under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-186862). A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K. The Offering is expected to close on Wednesday, November 12, 2014. A copy of the press release dated November 5, 2014 related to the announcement of the pricing of the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On November 5, 2014, the Company announced that it commenced a cash tender offer for any and all of its 6.0% Notes due October 1, 2015 (the “2015 Notes”). A copy of the press release dated November 5, 2014 is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On November 5, 2014, the Company announced that it is calling any and all 2015 Notes not purchased by it in the tender offer for redemption on December 5, 2014. A copy of the press release dated November 5, 2014 related to the announcement of the redemption is attached as Exhibit 99.3 to this Current Report on Form 8-K.

On November 5, 2014, the Company announced that it is calling $82 million of its 8.95% Notes due July 1, 2017 for redemption on December 5, 2014. A copy of the press release dated November 5, 2014 related to the announcement of the redemption is attached as Exhibit 99.4 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

1.1	Underwriting Agreement dated November 5, 2014

99.1	Press Release dated November 5, 2014

99.2	Press Release dated November 5, 2014

99.3	Press Release dated November 5, 2014

99.4	Press Release dated November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: November 5, 2014	By:	/s/ Roy Smith
Roy Smith
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated November 5, 2014

99.1	Press Release dated November 5, 2014

99.2	Press Release dated November 5, 2014

99.3	Press Release dated November 5, 2014

99.4	Press Release dated November 5, 2014